General Overview 18 June 2015 Exhibit 99.3

Our
Vision
We
are
a
leading
specialty
pharmaceutical
company
To
be
the
leading
developer
and
supplier
of
highly
potent
pharmaceutical
products for
global
markets
Click
above
to
view
EirGen’s
expanded
facility

Ireland: Fact Sheet
Waterford
Cork
Dublin
•
Population
4.2
million
•
Largest
Exporter
of
Pharmaceuticals
in
the
World,
8
th
largest
producer.
9
of
World’s
Top
10
Pharma
Companies
Located
in
Ireland
•
Home
to
120
Pharma
companies;
33
pharma
and
biopharma
plants
are
FDA
approved.
25,000
direct
&
25,000
indirect
employees
serviced
by
excellent
university
programs
•
English
speaking
and
excellent
compliance
track
record
•
Waterford
is
situated
in
the
South
East
of
Ireland.
Population
of
50,000
people.

Business Overview
A Specialty
Pharmaceutical Company
Focused on the development and
commercial supply of highly potent
pharmaceutical products
In a purpose built, state of the art,
high containment facility

Introductions –
EirGen Founders
PATSY CARNEY
Chief Executive Officer/ Co-Founder
»
Co-founded EirGen
»
Previously Head of Operations and BD for IVAX Ireland (14 years)
»
Holds a BSc In Industrial Chemistry from University of Limerick and an MBA from University of Limerick
TOM BRENNAN
Chief Technical Officer/ Co-Founder
»
Co-Founded EirGen
»
Previously held senior  technical positions with IVAX and Stada
»
10 Years IVAX Ireland as R&D Manager
»
Holds a BSc in Chemistry from Cork  IT, an MSc in Industrial Pharmacy from University of Manchester and an MBA from University of Limerick
»
Qualified Person, Six Sigma Black Belt, Packaging Technologist

EirGen Key Milestones
2005
2006
2008
2009
2011
2012
2013
Successful
Regulatory Audit
OPEN FOR
BUSINESS
Submission of First
Pan EU EirGen
License
1.
1
st
License
Approval
in Canada
2.
5
th
Oncology
product
license submitted to
US FDA
3.
1
st
commercial
product launch in EU
1.
Two oncology product
licenses submitted to
Japanese PMDA
2.
US FDA facility
approval and product
approval
1.
Japanese PMDA
facility approval
and
1
st
product
approval
2.
US FDA
Inspection, zero
483’s
EirGen
Founded
Facility
expansion
complete
2014
1.
US FDA Inspection,
zero 483’s
2.
Soft-gel fitout
complete
3.
31
st
clinical
study
complete and passed
4.
10
th
ANDA
submitted
to
US FDA
2015
1.
5
th
IMB
(EMA)
Inspection –
no
major
observations
2.
Acquisition by
OPKO Health

Current Position: where we are now
»
98 employees, all graduates
»
31 successful Clinical Studies
»
42 countries for commercial product supply
»
27 products in R&D
»
10 Products filed with US FDA to date, 3 approved
»
4
Pan EU CTD Dossiers filed to date and approved
»
5
Oncology Products filed with Japanese PMDA; 4 approved

FDA

pmda

EUROPEAN MEDICINES AGENCY
SCIENCE MEDICINES HEALTH

HPRA
An tÚdarás Rialála Táirgí Sláinte
Health Products Regulatory Authority

OPKO

EIRGEN PHARMA

Current Position: Regulatory Status » Global license submission strategy » FDA, Aug 2014, no 483’s » IMB (EMA), May 2015, no major observations » Licensed to handle Cytotoxic Materials

Therapeutic Focus » Oncology Molecules » Immunosuppressants » Prostaglandins » Cytotoxic Molecules » Hormonals » Steroids

7 Global Presence Category Countries Commercial (BLUE) 42 Licenses Pending (ORANGE) 20 Customer Contracts (GREEN) 85

EirGen Existing Business Model R&D (non- GMP and GMP) Clinical studies and license approval Routine on- going commercial supply Sales, marketing & distribution Strategic Partner

EirGen OPKO Opportunities
»
API
Vertical
Integration
-
Synergies
with
OPKO
Finetech,
Israel
»
Product
Development
&
Manufacturing
-
OPKO’s
current
&
future
products
»
Irish
based
Supply
Chain
Hub
-
global
distribution
of
OPKO
Products
»
Tax
efficient
R&D
Hub
-
proven
R&D
track
record
since
incorporation

Thank You www.EirGen.com